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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 6, 2002, except as to Note 3 which is as of January 9, 2003 relating to the financial statements, which appears in PPT VISION, Inc's Annual Report on Form 10-KSB for the year ended October 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers PricewaterhouseCoopers LLP Minneapolis, Minnesota July 31, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS